SCHEDULE 14A INFORMATION

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(Amendment No.)

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American Funds Insurance Series - Cash Management Fund

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Important Proxy Materials

PLEASE CAST YOUR VOTE NOW

American Funds Insurance Series – Cash Management Fund

333 South Hope Street
Los Angeles, CA 90071

[__], 2015

Dear Variable Contract Holder:

I am writing to let you know that a special meeting of shareholders of Cash Management Fund (the “Fund”), a separate portfolio fund of American Funds Insurance Series (the “Series”), will be held on [__], 2015 at the offices of the Series, 333 South Hope Street, Los Angeles, California 90071, at [__] Pacific Time. The purpose of the meeting is to vote on an important proposal to convert the Fund into an ultra-short-term bond fund in response to evolving regulatory conditions. The details of the proxy proposal are presented below and in the attached proxy statement, which we encourage you to review closely.

The Board of Trustees of the Series is soliciting the vote of shareholders of the Fund on the proxy proposal. All of the Fund’s outstanding shares are owned of record by the separate accounts of certain insurance companies (the “Participating Insurance Companies”), which use the Fund as an underlying investment for variable annuity contracts and variable life insurance policies (each such contract or policy, a “variable contract”) issued by them. Although separate accounts of the Participating Insurance Companies are the only shareholders of the Fund, you, as an owner of record of a variable contract with amounts allocated to the Fund, have the right to instruct your respective Participating Insurance Company as to the manner in which shares of the Fund attributable to your variable contract should be voted by completing and submitting the enclosed proxy instruction card.

A proxy instruction card is, in essence, a ballot. When your proxy instruction card is completed and timely submitted, it instructs your Participating Insurance Company, as the record holder of Fund shares, how to vote on the proxy proposal. If you complete and sign the proxy instruction card, the shares of the Fund attributable to your variable contract will be voted exactly as you instruct. If you simply sign the proxy instruction card without otherwise completing it or if you do not return a proxy instruction card at all, your Participating Insurance Company will vote the shares of the Fund attributable to your variable contract in the same proportion as shares for which instructions have been received from other owners of variable contracts.

As record owners of the Fund’s shares, the Participating Insurance Companies will be asked to approve the conversion of the Fund from a cash management fund with a floating net asset value per share to an ultra-short-term bond fund with a net asset value per share that will continue to fluctuate. In connection with this conversion, the Fund’s name would change to Ultra-Short Bond Fund.

The Trustees of the Series have carefully reviewed this proposal and have determined that it is in the best interest of the Fund, the Participating Insurance Companies and variable contract holders, and recommend that you instruct your Participating Insurance Company to vote “FOR” the proposal presented in the proxy statement. We expect the proposed conversion to benefit the Fund and its shareholders by streamlining administration of the Fund and simplifying compliance monitoring, by allowing the Fund to efficiently manage long-term costs and by better positioning the Fund to achieve superior long-term investment results. If the Fund’s shareholders do not approve the contemplated conversion of the Fund, the Board of Trustees of the Series and the Fund’s investment adviser will have to consider other strategic alternatives, including liquidating the Fund.

Enclosed you will find various materials, including a proxy statement and proxy instruction card, for the special meeting. The materials provide you with detailed information about the proposal. We urge you to review the proposal described in the proxy statement and to provide your voting instructions to the Participating Insurance Company through which you purchased your variable contract as soon as possible. Your voting instructions are important, regardless of the number of shares attributable to you. By responding promptly, you may save the Fund the expense of additional follow-up mailings or solicitations.

Submitting your voting instructions is quick and easy. You can submit your voting instructions by COMPLETING AND SIGNING the enclosed proxy instruction card and returning it in the postage-paid envelope included in this package. For your convenience, you may also be able to submit your voting instructions by telephone or through the Internet. Please follow the instructions on your proxy instruction card to vote by telephone or Internet. If you have any questions, please call us, toll free, at (800) 421-4225. We will be glad to help you submit your voting instructions quickly. Thank you for your prompt attention to this important matter.

Sincerely,

/s/ Donald D. O’Neal
Donald D. O’Neal
Vice Chairman of the Board

Important Information To Help You Understand And Vote On The Proposal

The following is a brief overview of the proposal for which you are being asked to submit voting instructions. The accompanying proxy statement contains more detailed information about the proposal, and we encourage you to read it in its entirety before submitting your proxy instruction card.

Why am I being asked to vote?

You are, or were as of the record date, [INSERT RECORD DATE], an owner of record of a variable contract with amounts allocated to the Fund. The proxy proposal requires the approval of shareholders of the Fund. Separate accounts of the Participating Insurance Companies are the only shareholders of the Fund; however, you, as a variable contract holder on and as of the record date, have the right to instruct your respective Participating Insurance Company as to the manner in which shares of the Fund attributable to your variable contract should be voted. The Board of Trustees of the Series has approved and unanimously recommends that you vote “FOR” the proxy proposal.

What am I being asked to vote on?

You are being asked to vote on a proposal to approve the conversion of the Fund from a cash management fund with a floating net asset value per share to an ultra-short-term bond fund with a net asset value per share that will continue to fluctuate (the “Conversion”). Upon the implementation of the Conversion, the Fund would change its name to Ultra-Short Bond Fund.

Has the Board of Trustees of the Series approved the proposal?

Yes. The Board of Trustees of the Series has carefully reviewed and approved the proposal and unanimously recommends that you vote to approve the Conversion.

What are the reasons for and advantages of the proposal?

In response to the evolving regulatory environment relating to money market funds, and as the Fund already has a floating net asset value per share, the Conversion is intended to streamline administration of the Fund, to efficiently manage costs for the Fund over the long term, and to better position the Fund for achieving superior long-term investment results for the benefit of its shareholders.

Will the investment adviser to the Fund remain the same?

Yes. Capital Research and Management Company (“CRMC”) will continue to be the investment adviser to the Series and each of its portfolio funds, including the Fund.

How will the Fund’s expense structure be affected by the Conversion?

The Conversion is expected to have no impact on the Fund’s expense structure. Upon implementation of the Conversion, the Investment Advisory and Services Agreement between the Series and CRMC will continue to remain in full force and effect in substantially the same form and the investment advisory fees and fee breakpoints of the Fund will remain the same.

Will the amount of my investment in the Fund after the Conversion be the same as my investment in the Fund before the Conversion?

Yes. Upon completion of the Conversion, you will hold shares of the Fund with the same aggregate value as the value of the shares of the Fund you held immediately prior to the Conversion.

Is the Conversion considered a taxable event for federal income tax purposes?

No. The Conversion will not result in any gain or loss for federal income tax purposes to the Fund or its shareholders.

What will be the effect of the Conversion on my investment or future investments in the Fund?

Upon implementation of the Conversion, the Fund will cease to be a cash management fund subject to the requirements established by the U.S. Securities and Exchange Commission under Rule 2a-7. Instead, the Fund will be an ultra-short-term bond fund, but with substantially the same investment objective and strategies. Following the Conversion, the Fund will continue to have a net asset value per share that will fluctuate.

What if there are not enough votes of shareholders of the Fund to approve the Conversion?

If there are not sufficient votes to approve the Conversion by the time of your shareholder meeting on [INSERT MEETING DATE], the meeting may be adjourned or postponed to permit further solicitation of proxy votes. If the Fund’s shareholders do not ultimately approve the Conversion, the Board of Trustees of the Series and CRMC will have to consider other strategic alternatives, including possibly liquidating the Fund.

Who will pay the costs associated with obtaining shareholder approval of the Conversion?

The Board of Trustees of the Series has determined that the expenses associated with obtaining shareholder approval of the Conversion, including printing and mailing of this proxy statement and solicitation of proxies and proxy instruction cards, are appropriate expenses for the Fund to incur. We estimate that these costs will be between $15,000 and $25,000.

How many votes am I entitled to cast?

As a holder of a variable contract, your vote will be applied to the number of shares of the Fund that underlie the variable contract you own on the record date — [INSERT RECORD DATE].

How do I vote my shares?

You can vote your shares by mail, Internet, telephone or by attending the special shareholder meeting in person. To vote by Internet (24 hours a day), please visit [__] and follow the on-screen instructions. To vote by telephone (24 hours a day), please call [__] and follow the recorded instructions. When voting by Internet or by telephone you will be required to enter the identifying number that appears on your proxy instruction card. You can vote by mail by completing, signing and dating the enclosed proxy instruction card and mailing it in the enclosed postage-paid envelope. Proxy instruction cards that are signed and dated, but not completed as to instructions for the proxy proposal, will be voted “FOR” the proposal. If you need assistance, or have any questions regarding the proxy proposal or how to instruct your Participating Insurance Company to vote the shares of the Fund attributable to your variable contract, please call (800) 421-4225.

You can help reduce shareholder costs by submitting your proxy instruction card promptly. Your vote is important, regardless of the number of shares of the Fund attributable to your variable contract. Please take a few minutes to read the enclosed material and complete and submit your proxy instruction card as soon as possible.

How do I sign the proxy instruction card?

When voting by Internet or by telephone, you will be required to enter the identifying number that appears on your proxy instruction card. If voting by mail, please complete, sign and date the proxy instruction card. When signing the proxy instruction card:

  Individual accounts: You should sign exactly as your name appears on the account registration shown on the proxy instruction card.

  Joint accounts: Either owner may sign, but the name of the person signing should conform exactly to the name shown in the registration.

  All other accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign: “Mary Smith, Trustee.”

How are votes applied to the proxy proposal?

Proxy instruction cards that are properly signed, dated and received by the applicable Participating Insurance Company will be voted as specified. If you specify a vote on the proxy proposal, your Participating Insurance Company will vote those shares of the Fund attributable to your variable contract as you indicate. Any shares of the Fund for which no voting instructions are given, and signed voting instruction forms without specified instructions, generally will be voted by the Participating Insurance Company, if required, in proportion to those shares for which timely instructions are received. The effect of such proportional voting is that holders of variable contracts representing a small number of Fund shares may determine the outcome of the vote on the proxy proposal. Variable contract holders should contact their Participating Insurance Company for information about any applicable deadline for providing voting instructions to such Participating Insurance Company. Please see your variable contract prospectus for information on how to contact your Participating Insurance Company.

May I revoke my proxy instruction card?

If you submitted voting instructions by executing, dating and returning a proxy instruction card, you may revoke your voting instructions by sending a written notice to the applicable Participating Insurance Company expressly revoking your instructions, by signing and forwarding to the Participating Insurance Company later-dated voting instructions, or by submitting later-dated voting instructions by telephone or via the Internet. If you submitted your voting instructions by telephone or through the Internet, you may revoke your voting instructions by timely submitting subsequent voting instructions by telephone or Internet or by completing, signing and returning a proxy instruction card dated as of a date that is later than your last telephone or Internet voting instructions. Variable contract holders should contact their Participating Insurance Company for further information on how to revoke previously given voting instructions, including any applicable deadlines. Please see your variable contract prospectus for information on how to contact your Participating Insurance Company.

AMERICAN FUNDS INSURANCE SERIES – CASH MANAGEMENT FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[INSERT MEETING DATE]

To the Shareholders of American Funds Insurance

Series – Cash Management Fund:

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of Cash Management Fund (the “Fund”), a separate portfolio fund of American Funds Insurance Series (the “Series”), will be held on [__] at the offices of the Series, 333 South Hope Street, Los Angeles, California 90071, at [__] Pacific Time, and at any adjournment or postponement thereof, for the following purposes:

1.	To approve the conversion (the “Conversion”) of the Fund from a cash management fund with a floating net asset value per share to an ultra-short-term bond fund with a net asset value per share that will continue to fluctuate.
2.	To consider and act upon any other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Please take some time to read the enclosed proxy statement, which discusses the Proposal in more detail. If you held a variable annuity contract or variable life insurance policy (each such contract or policy, a “variable contract”) with amounts allocated to the Fund as of the close of business on [INSERT RECORD DATE] (the “Record Date”), you may instruct the insurance company that issued your variable contract (each such company, a “Participating Insurance Company”) how to vote on the Proposal at the Special Meeting or at any adjournment or postponement thereof. You are welcome to attend the Special Meeting in person; however, if you cannot attend in person, please instruct your Participating Insurance Company how to vote by mail, telephone or Internet by following the instructions on the enclosed proxy instruction card. It is important that you submit your proxy instruction card as soon as possible. The Board of Trustees of the Series unanimously recommends that you instruct your Participating Insurance Company to vote “FOR” the Conversion contemplated by the Proposal.

The proposed business cannot be conducted at the Special Meeting unless the required quorum of shares of the Fund outstanding on the Record Date is present in person or by proxy. Therefore, please mark, sign, date and return the enclosed proxy instruction card or submit your proxy instructions by telephone or via the Internet as soon as possible. You may revoke your voting instructions at any time before their use.

This notice and the accompanying proxy materials are first being sent to shareholders on or about [__].

By order of the Board of Trustees of the Series,

/s/ Steven I. Koszalka
Steven I. Koszalka
Secretary

PROXY STATEMENT

TABLE OF CONTENTS

Page

Part I – The Proposal	2

Part II

Additional Information About the Series and the Fund	9
Further Information About Voting and the Meeting	11

PART I - THE PROPOSAL

TO APPROVE THE CONVERSION OF THE FUND from a CASH MANAGEMENT fund with a floating net asset value per share to AN ULTRA-short-term bond fund with a net asset value per share that will continue to fluctuate

The Fund is currently registered as a cash management fund subject to the liquidity, credit quality, maturity, issuer diversification and other money market fund requirements set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended (the “1940 Act”). Unlike a traditional money market fund, the Fund does not aim to preserve a net asset value of $1.00 per share, and, instead, has a floating net asset value per share. If this proposal is approved, the Fund would be converted to an ultra-short-term bond fund with a net asset value per share that would continue to fluctuate. As converted, the Fund would technically no longer be required to comply with Rule 2a-7; however, as detailed in greater detail below, upon implementation of the proposed conversion, the Fund intends to maintain the same credit quality and maturity requirements currently applicable to it under Rule 2a-7.

WHAT ARE THE FUND’S CURRENT INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND INVESTMENT LIMITATIONS AND GUIDELINES?

The current investment objective of the Fund is to provide investors with a way to earn income on their cash reserves while preserving capital and maintaining liquidity.

The Fund seeks to achieve this objective by investing substantially in high-quality money market instruments, such as commercial paper, commercial bank obligations, government securities, and short-term corporate bonds and notes, which may have credit and liquidity support features, including guarantees and letters of credit. Additionally, the fund may invest in securities of U.S. issuers with substantial operations outside the United States, in securities issued by entities domiciled outside the United States, and in securities with credit and support features provided by entities domiciled outside the United States.

The Fund is currently registered as a cash management fund and, although the Fund does not aim to preserve a stable net asset value, the Fund is managed as a money market fund subject to the provisions of Rule 2a-7 under the 1940 Act. Accordingly, the Fund is subject to Rule 2a-7’s liquidity, credit quality, maturity, issuer diversification and other requirements. Notably, the Fund is currently subject to the following investment limitations and guidelines:

Credit Quality. The Fund invests substantially all of its assets in short-term securities rated in the two highest quality short-term rating categories by at least two Nationally Recognized Statistical Rating Organizations, such as Moody’s Investors Service and Standard & Poor’s Corporation.

Maturity. The Fund (1) only purchases instruments having remaining maturities of 397 days or less; (2) maintains a dollar-weighted average portfolio maturity of 60 days or less; and (3) maintains the dollar-weighted average life of its portfolio at 120 days or less.

Liquidity. The Fund may not acquire illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Fund) if, immediately after the acquisition of such securities, the Fund would have invested more than 5% of its total assets in illiquid securities. Additionally, the Fund must hold at least 10% of its total assets in daily liquid assets (i.e., cash, direct obligations of the U.S. government or securities that mature or are subject to a demand feature that is exercisable or payable within one business day) and at least 30% of its total assets in weekly liquid assets (i.e., cash, direct obligations of the U.S. government, government securities issued by an instrumentality of the U.S. government that are issued at a discount and have a remaining maturity of 60 days or less, or securities that mature or are subject to a demand feature that is exercisable or payable within five business days).

WHAT ARE THE PROPOSED INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND INVESTMENT LIMITATIONS AND GUIDELINES FOR THE FUND?

Practically speaking, if this proposal is approved, the investment objective of the Fund will remain the same; however, to reflect the fact that the Fund, as converted, will no longer be a cash management fund, the Fund’s investment objective will be revised: the fund’s new investment objective will be to provide investors with current income, consistent with the maturity and quality standards applicable to the Fund, and preservation of capital and liquidity.

In seeking to achieve this objective, the Fund’s principal investment strategies will remain largely unchanged. The Fund will continue to invest substantially in high-quality money market instruments, such as commercial paper, commercial bank obligations, government securities, and short-term debt securities, which may have credit and liquidity support features, including guarantees and letters of credit. Additionally, the Fund expects to invest in repurchase agreements that are collateralized by cash or U.S. government securities. The Fund may also continue to invest in securities of U.S. issuers with substantial operations outside the United States, in securities issued by entities domiciled outside the United States, and in securities with credit and support features provided by entities domiciled outside the United States.

The credit quality and maturity standards currently applicable to the Fund, as detailed above, will remain substantially unchanged. However, the liquidity requirements to which the Fund is currently subject will be replaced with a more broadly applicable liquidity requirement with which all registered investment companies must generally comply. Following the conversion, the Fund will be subject to the following investment limitations and guidelines, among others:

Credit Quality. The Fund will invest substantially all of its assets in short-term securities rated in the two highest quality short-term rating categories by at least two Nationally Recognized Statistical Rating Organizations, such as Moody’s Investors Service and Standard & Poor’s Corporation.

Maturity. The Fund will (1) generally purchase instruments having remaining maturities of one year or less; (2) maintain a dollar-weighted average portfolio maturity of 60 days or less; and (3) maintain the dollar-weighted average life of its portfolio at 120 days or less.

Liquidity. The Fund may not acquire illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Fund) if, immediately after the acquisition of such securities, the Fund would have invested more than 15% of its total assets in illiquid securities.

WILL THE FUND CHANGE ITS NAME?

Yes. If this proposal is approved, the Fund will change its name to Ultra-Short Bond Fund, consistent with the proposed investment objective, principal investment strategies and investment limitations and guidelines discussed above.

WILL THE MAIN RISKS OF INVESTING IN THE FUND CHANGE?

If the proposed conversion is approved and implemented, the Fund’s investment strategies would remain largely unchanged and, in turn, the main risks of investing in the Fund would also remain largely unchanged. For example, as disclosed in the Fund’s current prospectus, investors in the Fund would still be subject to the following risks:

Market conditions. The prices of, and the income generated by, the securities held by the Fund may decline—sometimes rapidly or unpredictably—due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental or governmental agency responses to economic conditions; and currency exchange rate, interest rate and commodity price fluctuations.

Issuer risks. The prices of, and the income generated by, securities held by the Fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance and strategic initiatives, such as mergers, acquisitions or dispositions, and the market response to any such initiatives.

Investing in money market securities. The values and liquidity of the securities held by the Fund may be affected by changing interest rates, changes in the credit quality of the issuers of the securities, changes in credit ratings of the securities and general market conditions. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall.

Low interest rate environment. During periods of extremely low short-term interest rates, the Fund may not be able to maintain a positive yield.

Credit and liquidity support. Changes in the credit quality of banks and financial institutions providing credit and liquidity support features with respect to securities held by the Fund could cause the values of these securities to decline.

In addition, as discussed above, the Fund expects to begin investing more broadly in repurchase agreements collateralized by cash or U.S. government securities. Upon entering into a repurchase agreement, the Fund would enter into an agreement to buy a security and obtain a simultaneous commitment from the seller to repurchase the subject security at a specified time and price. Because the security purchased would constitute collateral for the seller’s repurchase obligation, a repurchase agreement would effectively be a loan by the Fund that is collateralized by the purchased security. The seller of the subject security would be required to maintain with a custodian collateral equal in value to at least the repurchase price, including accrued interest. The Fund would only enter into repurchase agreements involving securities of the type (excluding maturity limitations) in which it could otherwise invest. If the seller under the repurchase agreement were to default, the Fund could incur a loss if the value of the collateral securing the repurchase agreement declined and could also incur disposition costs and delays in connection with liquidating the collateral. If bankruptcy proceedings with respect to the seller were commenced, realization of the collateral by the Fund could be delayed or limited.

Importantly, the Fund is not currently managed to maintain a stable net asset value of $1.00 per share, and it is possible to lose money by investing in the Fund. This risk will not change if the proposal is approved: if the conversion is implemented as proposed, the net asset value per share of the Fund will continue to fluctuate and the possibility of losing money by investing in the Fund will remain. However, upon implementation of the proposed conversion, the Fund would no longer be subject to the liquidity requirements of Rule 2a-7. In effect, the Fund would be able to invest up to 15% of its total assets in illiquid securities (rather than 5%, as is currently the case). Moreover, because the Fund would no longer be considered a money market fund, it would not be required to maintain reserves of daily and weekly liquid assets as required by Rule 2a-7. While it is not part of the investment strategy of the Fund, as described above, if the Fund begins to invest in illiquid securities, the value of the Fund’s shares may become more volatile and, in effect, the Fund’s net asset value per share may fluctuate more in the short term than it currently does.

WHAT ARE THE REASONS FOR THE PROPOSED CHANGE?

In response to the evolving regulatory environment relating to money market funds, and as the Fund already maintains a floating net asset value, the proposed conversion is intended to streamline administration of the Fund, to efficiently manage costs for the Fund over the long term, and to better position the Fund for achieving superior long-term investment results for the benefit of its shareholders.

In July 2014, the U.S. Securities and Exchange Commission (the “SEC”) adopted significant amendments to Rule 2a-7 and other rules governing money market funds, which effectively impose new operational, structural and compliance requirements on money market funds and other funds (including the Fund) that hold themselves out as cash management funds. Among other things, certain amendments, which go into effect on October 14, 2016, would require certain types of money market funds and cash management funds, including the Fund, to impose liquidity fees on all redemptions under certain circumstances. The boards of such funds would also be required to implement a framework pursuant to which the board could impose redemption gates to halt withdrawals when fund liquidity falls below specified thresholds. In requiring funds to implement processes with respect to liquidity fees and redemption gates, regulators are seeking to prevent runs on money market funds in the event investors fear a fund might “break the buck.” However, as the Fund already has a floating net asset value and invests in liquid, high quality short-term securities, the Fund’s investment adviser believes the liquidity fee and redemption gate features are not necessary for the Fund. Moreover, compliance with these and other requirements set forth in the amendments would come at a significant expense to the Fund and its shareholders. By converting to an ultra-short-term bond fund, the Fund would avoid the ongoing administrative costs associated with coming into and remaining in compliance with these requirements. Further, because the Fund would no longer be subject to Rule 2a-7’s investment limitations, the Fund, as converted, would have greater flexibility to invest in potentially higher yielding securities, which may have a positive impact on the Fund’s results.

WHAT SHARE CLASSES WILL THE FUND OFFER AND WHAT SHAREHOLDER FEES AND OPERATING EXPENSES WILL BE ASSOCIATED WITH EACH SHARE CLASS?

If this proposal is approved, the Fund will continue to offer Class 1, 2, 3 and 4 shares to insurance company separate accounts, as well as to so-called “feeder funds” under master-feeder arrangements sponsored by insurance companies, as underlying investments for such insurance companies’ variable contracts. All such shares may be purchased or redeemed by the insurance company separate accounts (or feeder funds) at net asset value without any sales or redemption charges.

The shareholder fees and operating expenses of the Fund will be largely unaffected by the proposed conversion. The table below sets forth the shareholder fees and operating expenses for the Fund as of May 1, 2015 and, if this proposal is approved and the conversion is implemented, the expected shareholder fees and operating expenses for the Fund as of the applicable conversion date:

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
	Class 1	Class 2	Class 3	Class 4
Management fee	0.32%	0.32%	0.32%	0.32%
Distribution and/or service (12b-1) fees	—	0.25	0.18	0.25*
Other expenses	0.02	0.02	0.02	0.27*
Total annual fund operating expenses	0.34	0.59	0.52	0.84

* Based on estimated amounts for the current fiscal year.

The management fee based on the investment advisory fee schedule set forth in the Amended and Restated Investment Advisory and Service Agreement, dated February 1, 2015, between the Series and CRMC, the Fund’s investment adviser, would not change. Based on the Fund’s current assets, the effective annual management fee is .32% of average daily net assets.

Distribution and/or service fees, or 12b-1 fees, paid by the Fund also would not change. The Series has not adopted a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to its Class 1 shares. Accordingly, no 12b-1 fees would be paid by the Fund on account of Class 1 shares. However, the Fund will pay to insurance company contract issuers .25% of the Fund’s average net assets annually for Class 2 and Class 4 shares and .18% of the Fund’s average net assets annually for Class 3 shares.

The rates at which other expenses, such as transfer agency, custodial, legal, audit, accounting, regulatory reporting and pricing vendor services, are incurred will be similar to the other expense rates currently incurred by the Fund; however, as is currently the case, the other expense rates will depend on various factors such as assets of the Fund and shareholder activity.

WILL THE FUND’S DIVIDEND AND DISTRIBUTION POLICIES CHANGE?

No. If the proposed conversion is approved and implemented, the dividend and distribution policies of the Fund will remain unchanged. The Fund intends to continue its current dividend policy of distributing to its shareholders — that is, the separate accounts of the Participating Insurance Companies — all of its investment company taxable income and capital gain for each fiscal year. See your variable contract prospectus for information regarding the federal income tax treatment of the variable contract and distributions to the separate accounts.

HOW WILL THE FUND’S PORTFOLIO BE MANAGED?

The Fund’s portfolio will initially be overseen by its principal investment officer, James R. Mulally, in conjunction with the investment adviser’s short-term investment review committee, cash and money market traders and other applicable investment personnel.

HOW WILL THE PROPOSED CHANGE BE EFFECTUATED?

If this proposal is approved, the Fund will file with the SEC an amended registration statement, which discloses, among other things, the revised investment objective, principal investment strategies and investment limitations and guidelines described above. Once the registration statement is declared effective by the SEC, the Fund’s investment management team will begin managing the Fund in accordance with the revised investment objective, strategies, limitations and guidelines. Subject to receipt of shareholder approval and the SEC’s declaration of effectiveness as described above, the Fund expects to complete the conversion on or about May 1, 2016.

CRMC anticipates that, at least initially, the Fund’s assets will not substantially change, as the Fund’s portfolio will comply with the Fund’s new investment objectives, limitations and guidelines. However, over the long-term, the Fund will be able to utilize the flexibility provided by the proposed investment guidelines and limitations.

WHY DOES THE BOARD OF TRUSTEES RECOMMEND YOU APPROVE THE PROPOSED CONVERSION OF THE FUND TO AN ULTRA-SHORT-TERM BOND FUND?

CRMC recommended the proposed conversion of the Fund to the Board of Trustees of the Series, and the Board of Trustees considered the recommendation, at a meeting on September 2, 2015. The Board of Trustees approved the proposed change and unanimously recommends that the shareholders of the Fund vote in favor of the conversion. In considering the conversion, the Board of Trustees considered a number of factors, including, among others, the following:

(1) Given the nature of the Fund — and, in particular, the fact that the Fund already has a net asset value that fluctuates — the trustees considered the potential benefits of the cash management structure and the needs and expectations of Fund shareholders. The trustees believe that by maintaining effectively the same investment objective and substantially similar investment strategies, the Fund could, over the long term, more effectively meet investors’ financial needs as an ultra-short-term bond fund.

(2) The proposed conversion would allow the Fund to more efficiently manage long-term costs by streamlining administration of the Fund. Amendments to Rule 2a-7 and other rules governing money market funds adopted by the SEC in July 2014 would require the Fund to incur significant costs to comply with new operational, structural and compliance requirements. If the proposed conversion were approved and implemented, the Fund would avoid the ongoing expenses associated with coming into and remaining in compliance with these requirements.

(3) Due in large part to the current low interest rate environment, it has been challenging for the Fund to generate and maintain a positive yield and return. Because, upon implementation of the proposed conversion, the Fund will no longer be subject to the money market fund requirements outlined in Rule 2a-7, the Fund will have greater flexibility to invest in potentially higher yielding securities. The trustees believe the conversion will allow the Fund additional investment flexibility to better meet the Fund’s investment objective and to achieve superior long-term investment results for the benefit of the Fund’s shareholders. In addition, the trustees believe that, in view of the Fund’s investment guidelines and focus on preservation of principal, the proposed conversion will not create undue risks for the shareholders of the Fund.

(4) The trustees believe that, if the proposed conversion were effected, the Fund would complement the other fixed-income funds that are currently offered in the American Funds Insurance Series line-up and would better provide investors looking for current income with a broader array of alternatives depending on their personal financial situations and risk tolerances.

(5) The trustees acknowledged that CRMC’s portfolio managers, traders and other investment personnel are highly experienced in managing the types of securities in which the Fund would invest if the conversion were approved and implemented; the Fund’s management fee would not change; and the other service providers to the Fund and third-party fee arrangements with such service providers would not change.

WHAT IS THE EFFECT OF MY VOTING “FOR” THE PROPOSED CONVERSION?

By voting “FOR” the proposal, you will be agreeing to become a shareholder of an ultra-short-term bond fund with a net asset value that will fluctuate.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT

YOU INSTRUCT YOUR PARTICIPATING INSURANCE COMPANY

TO VOTE “FOR” THE PROPOSAL

PART II

ADDITIONAL INFORMATION ABOUT THE SERIES AND THE FUND

THE INVESTMENT ADVISER. CRMC, an experienced investment management organization founded in 1931, serves as the investment adviser to the Series and other mutual funds, including the American Funds. CRMC is a wholly owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, California 90071. CRMC manages the investment portfolios and business affairs of the Fund pursuant to an investment advisory and services agreement between CRMC and the Series on behalf of the Fund (and the other portfolio funds of the Series).

CRMC manages equity assets through three equity investment divisions and fixed-income assets through its fixed-income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital World Investors, Capital Research Global Investors and Capital International Investors — make investment decisions independently of one another.

The equity investment divisions may, in the future, be incorporated as wholly owned subsidiaries of CRMC. In that event, CRMC would continue to be the investment adviser, and day-to-day investment management of equity assets would continue to be carried out through one or more of these subsidiaries. Although not currently contemplated, CRMC could incorporate its fixed-income investment division in the future and engage it to provide day-to-day investment management of fixed-income assets. CRMC and each of the funds it advises have received an exemptive order from the U.S. Securities and Exchange Commission that allows CRMC to use, upon approval of the funds’ boards, its management subsidiaries and affiliates to provide day-to-day investment management services to the funds, including making changes to the management subsidiaries and affiliates providing such services. The shareholders of the Series approved this arrangement; however, there is no assurance that CRMC will incorporate its investment divisions or exercise any authority granted to it under the exemptive order. In addition, shareholders of the Series approved a proposal to reorganize the Series into a Delaware statutory trust. However, the Series reserved the right to delay implementing the reorganization.

THE TRANSFER AGENT. American Funds Service Company (“AFS”), a wholly owned subsidiary of CRMC, maintains the records of each Participating Insurance Company’s separate account, processes purchases and redemptions of the Fund’s shares, acts as dividend and capital gain distribution disbursing agent, and performs other related shareholder service functions. The principal office of AFS is located at 6455 Irvine Center Drive, Irvine, California 92618.

THE CUSTODIAN. Securities and cash owned by the Fund, including proceeds from the sale of shares of the Fund and of securities in the Fund’s portfolio, are held by State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, as custodian. Foreign securities may be held by the custodian in foreign banks or securities depositories or foreign branches of U.S. banks.

OTHER MATTERS. The Fund’s last audited financial statements and the most recent annual and semiannual reports of the Series can be found online at www.americanfunds.com/afis and may be available on the website of the Participating Insurance Company that issued your variable contract. Copies of these documents can also be obtained free of charge by writing to the secretary of the Series at 333 South Hope Street, Los Angeles, California 90071 or by calling AFS, toll free, at (800) 421-4225.

SHAREHOLDERS SHARING THE SAME ADDRESS. If two or more shareholders share the same address, only one copy of this proxy statement is being delivered to that address, unless the Series has received contrary instructions from one or more of the shareholders at that shared address. Upon written or oral request, the Series will promptly deliver a separate copy of this proxy statement to a shareholder at a shared address. Please call AFS at (800) 421-4225 or write to the secretary of the Series at 333 South Hope Street, Los Angeles, California 90071 if you would like to (1) receive a separate copy of this proxy statement; (2) receive your annual reports or proxy statements separately in the future; or (3) request delivery of a single copy of annual reports or proxy statements if you are currently receiving multiple copies at a shared address.

PRINCIPAL SHAREHOLDERS. As of the record date — [INSERT RECORD DATE] — the outstanding shares and classes of the Fund were as follows:

Class	Number of shares outstanding
Class 1	[__]
Class 2	[__]
Class 3	[__]
Class 4	[__]

As of [INSERT MOST RECENT PRACTICABLE DATE], the Fund’s shareholders of record and/or beneficial owners (to the Fund’s knowledge) who owned five percent or more of the Fund’s shares are set forth below:

Name and Address	Ownership percentage

As of [INSERT MOST RECENT PRACTICABLE DATE], the officers and trustees of the Fund, as a group, owned of record and beneficially less than 1% of the outstanding voting securities of the Fund.

CONTACTING THE BOARD OF TRUSTEES. If a shareholder wishes to send a communication to the Board of Trustees of the Series, such correspondence should be in writing and addressed to the Board of Trustees at the offices of the Series, 333 South Hope Street, Los Angeles, California 90071, Attention: Secretary. The correspondence will be given to the Board of Trustees for review and consideration.

FURTHER INFORMATION ABOUT VOTING AND THE MEETING

SOLICITATION OF VOTING INSTRUCTIONS. Your voting instructions are being solicited by the Board of Trustees of the Series. The cost of soliciting voting instructions, including the fees of a proxy soliciting agent, will be borne by the Fund. The Fund reimburses the Participating Insurance Companies and other third parties for their expenses in forwarding proxy material, including this proxy statement and proxy instruction card, to variable contract holders and soliciting those holders to execute proxy instruction cards. The Fund has engaged [__], a professional proxy solicitation firm, to solicit proxies and proxy instruction cards, as applicable, from Participating Insurance Companies and individual holders of variable contracts at an estimated cost of approximately $15,000 to $25,000, including out-of-pocket expenses. The Fund expects that the solicitation will be conducted primarily by mail, but may also include telephone, facsimile, electronic or other means of communication. If the Fund does not receive your proxy instruction card by a certain time, you may receive a telephone call from the proxy soliciting agent asking you to submit your proxy instruction card. The Fund does not reimburse trustees and officers of the Series or regular employees and agents of CRMC involved in the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the Special Meeting.

VOTING BY PARTICIPATING INSURANCE COMPANIES. All of the Fund’s outstanding shares are owned of record by the separate accounts of the Participating Insurance Companies, which use the Fund as an underlying investment for variable contracts issued by them. The Participating Insurance Companies generally vote the shares of the Fund that are attributable to such separate accounts in accordance with timely instructions received from holders of variable contracts with contract values allocated to the Fund. A Participating Insurance Company may determine what it deems to be timely instructions and, accordingly, may establish cut-off times for submitting voting instructions that are earlier than the date and time of the Special Meeting. The number of shares of the Fund for which a variable contract holder may give voting instructions is based on the number of shares, including fractional shares, held in the separate account attributable to the holder’s variable contract on the Record Date.

If a proxy instruction card is not received from a variable contract holder, the Participating Insurance Company will vote the shares attributable to that holder in the same proportions (for, against or abstaining as to the Proposal) as all shares for which voting instructions have been received from other variable contract holders. If a proxy instruction card is received from a variable contract holder without indicating a voting instruction as to the Proposal, the Participating Insurance Company will vote those shares “FOR” the Proposal. Please note that, as a result of these proportional voting procedures, a relatively small number of variable contract holders can determine the outcome of the votes cast by a Participating Insurance Company.

QUORUM. Holders of a majority of the outstanding shares of the Fund, present in person or represented by proxy, constitute a quorum at the Special Meeting for purposes of acting upon the Proposal. The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), and the shares whose proxy instructions reflect an abstention on any item will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists. The Fund does not currently expect any broker non-votes given the composition of its shareholders.

METHOD OF TABULATION. The Proposal, to approve conversion of the Fund from a cash management fund to an ultra-short-term bond fund, requires the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund; or (ii) 67% or more of the outstanding shares of the Fund present at the Special Meeting, if the holders of more than 50% of the Fund’s outstanding shares are present or represented by proxy. Abstentions and broker non-votes will be treated as votes present at the Special Meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have the effect of a vote “AGAINST” the Proposal. Proxy instruction cards that are signed and dated, but not completed as to the Proposal, will be voted “FOR” the Proposal.

ADJOURNMENT. The Special Meeting may be adjourned from time to time for any reason whatsoever by vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote at the Special Meeting, or by the Chairman or Vice Chairman of the Board, the president of the Fund or another authorized officer of the Fund. Such authority to adjourn the Special Meeting may be exercised if a quorum is not present at the Special Meeting, or, if a quorum is present but sufficient votes have not been received to approve the Proposal, or for any other reason consistent with applicable law and the Series’ Charter and By-Laws, including to allow for the further solicitation of proxies. Any adjournment may be made with respect to any business which might have been transacted at such meeting, and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Special Meeting prior to adjournment. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote as instructed by management of the Series on questions of adjournment and on any other proposals raised at the Special Meeting to the extent permitted by the SEC’s proxy rules, including proposals for which management of the Series did not have timely notice, as set forth in the SEC’s proxy rules.

SHAREHOLDER PROPOSALS. The Fund is not required and does not intend to hold regular annual meetings of shareholders. A shareholder who wishes to submit a proposal for consideration for inclusion in the Fund’s proxy statement for the next meeting of shareholders should send his or her written proposal to the offices of the Series at 333 South Hope Street, Los Angeles, California 90071, Attention: Secretary, so that it is received within a reasonable time in advance of such meeting in order to be included in the Fund’s proxy statement and proxy instruction card relating to that meeting and presented at the meeting. A shareholder proposal may be presented at a meeting of shareholders only if such proposal concerns a matter that may be properly brought before the meeting under applicable federal proxy rules, state law, and other governing instruments. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the Fund’s proxy statement or presented at the meeting.

REVOCATION OF VOTING INSTRUCTIONS. Your latest voting instructions are the ones that count. If you execute, date and submit a proxy instruction card, you may revoke or change your voting instructions by (i) submitting written notice of revocation to your Participating Insurance Company, (ii) submitting a subsequently executed and dated proxy instruction card, or (iii) submitting voting instructions by telephone or Internet at a later date. If you submit your voting instructions by telephone or through the Internet, you may revoke those instructions by submitting timely subsequent voting instructions by telephone or Internet, or by completing, signing and returning a proxy instruction card dated as of a date that is later than your last telephone or Internet voting instructions.

OTHER BUSINESS. No business other than the matters described above is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment or postponement of the Special Meeting, the persons designated as proxies named on the enclosed proxy instruction card will vote on such matters in accordance with the views of management.

By Order of the Board of Trustees of the Series,

/s/ Steven I. Koszalka

Steven I. Koszalka

SECRETARY

[INSERT PROXY DATE]

FORM OF PROXY INSTRUCTION CARD

VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.[__].com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call [__] Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 333 South Hope Street Los Angeles, CA 90071 on [__]

Please detach at perforation before mailing.

PROXY INSTRUCTION CARD AMERICAN FUNDS INSURANCE SERIES — CASH MANAGEMENT FUND PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [__]

The undersigned hereby appoints [__], [__], [__] and [__], and each of them, his/her true and lawful agents and proxies with full power of substitution to represent and vote on behalf of the undersigned at the Special Meeting of Shareholders of American Funds Insurance Series (the “Series”) – Cash Management Fund to be held at the offices of the Series, 333 South Hope Street, Los Angeles, California, on [__] at [__] Pacific Time, and any adjournments or postponements thereof on all matters coming before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder or, if no direction is indicated, “FOR” the Proposal and in accordance with the discretion of the proxies as to any other matter that is properly presented at the Special Meeting of Shareholders.

VOTE VIA THE INTERNET: [__] VOTE VIA TELEPHONE: [__]

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

Signature

Signature of Joint Owners, if any

Date [__]

Important Notice Regarding the Availability of Proxy Materials for the American Funds Insurance
Series – Cash Management Fund Special Meeting of Shareholders to Be Held on [__].

The Proxy Statement for this meeting is available at [__].

IMPORTANT

Variable contract holders can help the Fund avoid the necessity and expense of sending follow-up solicitations by promptly signing and returning this proxy instruction card.

Please detach at perforation before mailing.

THIS PROXY INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THE FOLLOWING MATTER IS PROPOSED BY THE FUND. THE BOARD OF TRUSTEES OF THE SERIES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK. Example:

Proposal – To approve the conversion of the Fund from a cash management fund with a floating net asset value per share to an ultra-short-term bond fund with a net asset value per share that will continue to fluctuate.	FOR [__]	AGAINST [__]	ABSTAIN [__]

PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING.

[__]